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                                                                   Exhibit 21.01

                         SUBSIDIARIES OF THE REGISTRANT

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                              JURISDICTION OF
NAME                           INCORPORATION       ALSO DOES BUSINESS AS
----                           -------------       ---------------------
Subsidiaries of Registrant:

CSK Auto, Inc..............      Arizona          Checker Auto Parts,
                                                  Kragen Auto Parts,
                                                  Schuck's Auto Supply
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